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                                                                    Exhibit 10.4


STATE STREET BANK.                           State Street Bank and Trust Company
                                             Hong Kong Branch
                                             32nd Floor, Two Exchange Square
                                             8 Connaught Place, Central.
                                             Hong Kong.

Sept. 29, 1998                               Telephone: (852) 2840 5388
                                             Facsimile:  (852) 2840 5453
                                             Swift: SBOSHKHXTFD

Celebrity Exports International, Ltd.
21st Floor,
Chevalier Commercial Centre,
8 Wang Hoi Road,
Kowloon Bay,
Hong Kong.

Attn:  Mr. Jackie Ng, Deputy General Manager

Dear Sirs,

It is with great pleasure that I write to confirm to you that State Street Bank & Trust Company, Hong Kong Branch ("SSHK") has, subject to terms and conditions set out below, approved a line of credit ("the Facility") for the use of Celebrity Exports International Ltd. (Celebrity HK), detailed as follows:

Availability

US$5,000,000 available for discounting export D/A bills insured by The Hong Kong ECIC (max. 60 days). For all D/A bills, drawees' acceptance must be obtained prior to discounting. Within the line is a US$1,000,000 sublimit for ECIC-insured D/P discounting and a US$500,000 sublimit for export L/C bills negotiation under L/G's.

Security

The facility is to be supported by:

1. Assignment of insurance policy to SSHK with ECIC's acknowledgment;

2. Corporate guarantee from Celebrity, Inc.

Documentation

The facility will become available upon receipt by SSHK of the enclosed copy of this letter with the form of acceptance thereon duly executed on your behalf, together with relevant board resolution approving such acceptance and execution.



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Celebrity Exports International, Ltd.
Sept. 29, 1998
Page 2


Pricing

The following charges schedule will apply for the various usages under the facility:

1)   Commission In-lieu of Exchange
     1/4% on the first US$50,000;
     1/8% on balance.

2)   Collection Commission
     1/8% on 1st US$50M;
     1/16% on balance.

3)   Discount Interest
     Prime + 0.25% p.a.

Financial Statements

Celebrity HK will provide SSHK with the following financial statements of Celebrity HK and Celebrity, Inc.:

1) Within 60 days of the end of each quarter of fiscal year, copies of their balance sheets and income statements as of the end of the respective quarter.

2) Within 180 days of the end of the fiscal year, copies of their audited balance sheets and income statements together with the explanatory notes.

Cancellation

The facility, which is subject to review at least once annually, is cancellable at any time by SSHK at its sole discretion and without notice to you. Upon cancellation, all of Celebrity HK's liabilities to SSHK, whether actual, future or contingent, will be due and payable.




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Celebrity Exports International, Ltd.
Sept. 29, 1998
Page 3


Acceptance

Please indicate your acceptance of the facility and agreement with the terms and conditions by signing and returning the attached copy of this letter to the writer.

We at State Street are very glad that we can be of help to your good company and look forward to doing much more in the future.


Yours faithfully,


   /s/ PETER B. LAM
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Enc.



   /s/ RICHARD YUEN
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